                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

To the Board of Directors
Kanakaris Wireless

We consent to incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated November 27, 2000, which appears in Amendment No. 1 to the Kanakaris Wireless Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, filed with the Securities and Exchange Commission on January 25, 2001.

We also consent to the references to our firm under the caption "Experts" in the prospectus that is contained in the foregoing Registration Statement.

                                          /s/ WEINBERG & COMPANY, P.A.
                                              WEINBERG & COMPANY, P.A.
                                              Certified Public Accountants

Boca Raton, Florida
November 27, 2001